Exhibit 10.1

AMENDED AND RESTATED

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS AMENDED AND RESTATED SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into as of September 30, 2019 (the “Effective Date”), by and Genufood Energy Enzymes Corp., a Nevada corporation (the “Company”) and Jui Pin Lin (also known as John Lin) (“Lin”). The Company and Lin are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, Lin and certain affiliates of the Company entered into that certain Agreement dated as of April 18, 2017 (the “2017 Agreement”), which provided, among other things, for (i) the resignation of the then-incumbent directors and officers of the Company (collectively, “Prior Management”); (ii) the investment by Lin of an aggregate $300,000 in the form of the purchase of 300,000,000 shares of the Company’s common stock (the “Lin Shares”) at a price per share of $0.001; and (iii) the agreement by Lin to serve as a director of the Company and the Company’s President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer; and

WHEREAS, during the period February to November 2017, which period includes the period during which the 2017 Agreement was negotiated, drafted, executed and delivered, the Company, under Prior Management, began a private offering of units of the Company’s common stock and attached stock purchase warrants, at a price per unit of $0.0001 (the “2017 Private Offering”), or one-tenth the price per share paid by Lin for the Lin Shares pursuant to the 2017 Agreement; and

WHEREAS, in the 2017 Private Offering, the Company sold an aggregate 1,063,570,000 shares of its common stock to seven persons, with gross proceeds in the amount of $106,357; and

WHEREAS, it was and remains the position of Lin that he was not informed by Prior Management at the time of negotiating, drafting and entering into the 2017 Agreement of the vast difference between the price per share of the Company’s common stock being sold in the 2017 Private Offering and the price per share of the Company’s common stock being sold to Lin pursuant to the 2017 Agreement; and

WHEREAS, the 2017 Agreement did not disclose the existence or the terms of the 2017 Private Offering; and

WHEREAS, it was and remains the position of Lin that the existence and terms of the 2017 Private Offering was material information which he should have been provided at the time of the negotiation and drafting, and prior to the execution, of the 2017 Agreement; and

WHEREAS, it was and remains the position of Lin that he should have been offered to purchase the Lin Shares pursuant to the 2017 Agreement at the same price per share as in the 2017 Private Offering, which would have equaled 3,000,000,000 shares for his $300,000 investment (the “Dispute”); and

WHEREAS, Lin brought the Dispute to the attention of the Company’s newly-elected directors during the spring and summer of 2017; and

WHEREAS, because of the then-recent turnover of the Company’s management and its Board of Directors, certain misinformation provided to the newly-elected directors by Prior Management and Prior Management’s failure to turn over the complete corporate records to the newly-elected directors, the newly-elected directors were uncertain as to the basis for, and validity of, Lin’s claim during the spring and summer of 2017; and

WHEREAS, with the passage of time, upon careful review of such of the corporate records that now exist in the hands of the Company’s current directors and officers, further due diligence, and in consultation with the Company’s professional advisors, the Company’s current directors and officers have come to understand the basis for Lin’s claim; and

WHEREAS, the Parties now wish to resolve the Dispute, including any and all claims relating or allegedly relating thereto, pursuant to which the Company recognizes that, for fairness and equity, Lin should have been issued shares of the Company’s common stock under the 2017 Agreement on the same price per share basis as in the 2017 Offering; and

WHEREAS, the Company presently does not have a sufficient number of authorized and unissued shares of its common stock to issue all such shares of the Company’s common stock to Lin at one time;

WHEREAS, the Parties further desire to and do intend to discharge each other from any and all liability with reference to the 2017 Agreement and the Dispute on the terms and subject to the conditions and provisions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Incorporation of Recitals. The recitals of this Agreement specified above are expressly incorporated herein and made a part of this Agreement.

2. No Admission of Liability. In entering this Agreement, neither the Company nor Lin is admitting to the validity of any claims, allegations, assertions, contentions or positions of the other Party, including without limitation the Dispute, nor the validity of the defenses to any such claims, allegations, assertions, contentions or positions.

3. Consideration. In consideration of the terms, conditions, representations, covenants and other provisions of this Agreement, the Parties agree as follows:

(a) The Company shall cause to be issued to Lin an additional 2,700,000,000 shares of the Company’s common stock (the “Settlement Shares”), in addition to the 300,000,000 shares of the Company’s common stock previously issued to Lin pursuant to the 2017 Agreement, in full, complete and final satisfaction of the Dispute. The Company shall bear all costs related to the issuance of the Settlement Shares and shall take all such necessary and further action to effect the issuance of the Settlement Shares to Lin. The 2,700,000,000 Settlement Shares shall be issued as follows:

(i)	1,800,000,000 shares issued as promptly as commercially reasonable following the full execution and delivery of this Agreement by both Parties, the Parties acknowledging that at this time the Company does not have a sufficient number of authorized and unissued shares of its common stock to issue all the Settlement Shares; and

(ii)	900,000,000 shares issued at such time as the Company may lawfully issue such shares, whether as a result of amending its Articles of Incorporation to increase the authorized number of shares of its common stock, a reverse split of its common stock, or another recapitalization transaction;

(b) The Company shall use commercially reasonable efforts to have its transfer agent reflect the issuance of the Settlement Shares provided for in Section 3(a) on the stock ledger of the Company; and

(c) The Parties shall each fully and finally release each other and the Company with respect to all matters contemplated by this Agreement.

4. Mutual Release of All Claims

(a) The Company and Lin, and each of them, on behalf of themselves and their respective directors, officers, employees, agents, affiliates, representatives, attorneys, joint venturers, predecessors, heirs, successors and assigns, hereby irrevocably and forever release, acquit, discharge the other Party and its respective directors, officers, employees, agents, affiliates, representatives, attorneys, joint venturers, predecessors, heirs, successors and assigns from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys’ fees, receiver fees, accountant fees, and other professional and expert fees), rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which such parties may have against each other arising out of or related to the Dispute.

(b) It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is nonetheless specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any Party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. The Company and Lin voluntarily, intentionally and expressly each waive the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or any other jurisdiction. Specifically, Section 1542 specifies as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

5. Representations and Warranties of the Company.

The Company represents and warrants to Lin as follows:

(a) It has the sole right and authority to execute this Agreement on behalf of itself, and the person executing this Agreement in a representative capacity on behalf of the Company has been duly authorized and has the authority to do so.

(b) When executed and delivered, this Agreement will be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by the laws of bankruptcy or insolvency.

(c) It has made such investigation of the facts pertaining to the subject matter of this Agreement, and other matters contained in, referenced in, or relating to, this Agreement, as it deems necessary or desirable in its sole and absolute discretion.

6. Representations and Warranties of Lin.

Lin represents and warrants to the Company as follows:

(a) Lin has the sole and exclusive right, authority and legal capacity to execute this Agreement on his behalf.

(b) When executed and delivered, this Agreement will be a valid and binding obligation of his, enforceable against him accordance with its terms, except as the same may be limited by the laws of bankruptcy or insolvency.

(c) Lin understands and acknowledges that an investment in the Company is highly risky. By settling the Dispute for the Settlement Shares, Lin understands that he may lose his entire investment. Lin has made such investigation of the facts pertaining to the subject matter of this Agreement, and other matters contained in, referenced in, or relating to, this Agreement, as he deems necessary or desirable in his sole and absolute discretion. Such investigation includes without limitation the opportunity to ask questions of, and receive answers from, the Company regarding its business and operations, subject to the right of the Company to require Lin to execute a non-disclosure agreement in connection with, and prior to, the receipt of any material non-public information.

(d) Lin has at all times since their issuance, been the record and beneficial owner of the Lin Shares; he has not sold, transferred, pledged, hypothecated or otherwise disposed of, any of the Lin Shares, nor granted an interest in or to any of the Lin Shares, including without limitation a right for any person to acquire, option or issue a call on any of the Lin Shares.

(e) Lin owns the Lin Shares free and clear of any liens, claims or other encumbrances.

(f) Lin is, and at all times since the issuance of the Lin Shares has been, a citizen of the Republic of China and a resident of the Republic of China. A copy of Lin’s national identity card, passport or other government-issued document confirming his residence will be provided by Lin contemporaneously with the execution of this Agreement and the receipt of such documentation is an express condition to the obligation of the Company to issue or cause to be issued the Settlement Shares to Lin.

(g) Lin, either alone or together with his advisors, has such knowledge and understanding of financial matters that he is capable of evaluating the transactions contemplated by this Agreement, including without limitation the issuance of the Settlement Shares in full, complete and final resolution of the Dispute and the investment in the Company that such issuance represents.

(h) Lin understands and acknowledges that the Settlement Shares are “restricted securities” under the Securities Act of 1933, as amended, and the Settlement Shares may be sold, transferred, pledged, hypothecated or otherwise disposed of only in compliance with U.S. Federal and applicable state and laws. In connection with any transfer of securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such sale, transfer, pledge hypothecation or other disposition does not require registration of such securities under the Securities Act of 1933, as amended. As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of this Section 6(h).

(i) In furtherance of Section 6(h), Lin further understands and acknowledges that the stock certificates evidencing the Settlement Shares shall bear a restrictive legend substantially as follows:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(j) Lin understands and acknowledges that upon the issuance of the Settlement Shares, he will be considered an “affiliate” of the Company. In connection with his percentage ownership of the Company’s common stock, Lin will be subject to certain individual reporting obligations to the Securities and Exchange Commission (the “SEC”), including without limitation the requirement to (i) file a Schedule 13D or Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) make an initial filing on Form 3 pursuant to Section 16 under the Exchange Act; and (iii) refrain from trading in violation of the “short swing” trading prohibition pursuant to Section 16 of the Exchange Act. Lin understands that it his sole responsibility to obtain and pay for proper advice, and pay any costs, including legal costs, directly or indirectly associated with his ownership of the Company’s common stock, his status as an “affiliate” of the Company and/or his initial and periodic reporting obligations required as a result thereof.

7. Each Party to Pay Its Own Costs. With the exception of costs payable to the Company’s transfer agent in connection with the issuance of the Settlement Shares, which costs the Company shall be solely responsible for paying, each Party to this Agreement shall bear and pay that Party’s own costs, attorneys’ fees incurred with respect to all matters pertaining to this Agreement and the transactions contemplated hereby, including without limitation the Dispute, and any costs, expenses and attorneys’ or other professional fees incurred with respect to the negotiation, drafting execution and delivery of this Agreement.

8. Enforcement. In the event any Party shall institute any action or proceeding to enforce any provision of this Agreement or seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, the prevailing Party shall be entitled to receive its reasonable attorneys’ fees and costs incurred to prosecute or defend such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a Party, the prevailing Party shall be that Party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment, any other Party shall pay all or any portion of amounts claimed by the Party seeking payment, or such other Party shall eliminate the condition, cease the act, or otherwise cure the act of commission or omission claimed to be violative of this Agreement by the Party initiating such action or proceeding.

9. Representation by Counsel. Each Party understands completely and fully the terms, conditions and consequences of this Agreement and the transactions contemplated hereby. Each Party represents, warrants and covenants that such Party executes and delivers this Agreement of its own free will and under no threat, menace, coercion or duress, whether economic, physical or otherwise. Moreover, each Party represents, warrants and covenants that such Party executes this Agreement acting on its own independent judgment and upon the advice of such Party’s counsel, if a Party wishes to avail itself of counsel at his own expense, without any representation, express or implied, of any kind from the other Party, except as expressly provided in this Agreement.

10. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties made by each Party to this Agreement shall be deemed made for the purpose of inducing the other Party to enter into and execute this Agreement. The representations, warranties and covenants of one Party specified in this Agreement shall survive any investigation by the other Party, whether before or after the execution and delivery of this Agreement. The covenants, representations and warranties of the Parties are made only to and for the benefit of each other and shall not create or vest rights in any other persons.

11. Successors and Assigns. This Agreement shall inure to the benefit of the undersigned Parties and their respective representatives, successors and assigns. Whenever, in this Agreement, a reference to any Party is made, such reference shall be deemed to include a reference to the representatives, successors and assigns of such Party.

12. Entire Agreement. This Agreement is the final written expression and the complete and exclusive statement of all the terms, conditions, promises, representations, warranties, covenants and agreements between the Parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous negotiations, discussions, representations, warranties, covenants, agreements and understandings by and between the Parties, their respective representatives and agents, and any other person with respect to the subject matter specified in this Agreement and the transactions contemplated herein. This Agreement may be amended only by an instrument in writing, which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement, signed by each of the Parties.

13. Severability. In the event any part of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portions of this Agreement, which remaining portions shall remain in complete force and effect as if this Agreement had been executed with the invalid portion(s) of this Agreement eliminated. It is hereby declared the intention of the Parties that the Parties would have executed the remaining portions of this Agreement without including any such portion(s) which, for any reason, hereafter may be determined to be invalid.

14. Captions and Interpretation. Captions of the sections of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement. The language and all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and those parts and as if that language and those parts were prepared by all Parties and not strictly by, for or against any Party. Each Party and counsel for such Party has reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting Party, shall not apply in interpreting the provisions of this Agreement. Notwithstanding the foregoing, this Agreement shall at all times be interpreted to provide the maximum benefit and protection to the Company.

15. Further Assurances. Each Party shall take any and all action necessary, appropriate or advisable to execute and discharge such Party’s responsibilities and obligations created by the provisions of this Agreement and to further effectuate, perform, discharge, consummate and carry out the intents and purposes of this Agreement and the transactions contemplated by the provisions of this Agreement.

16. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word “person” shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership or other form of entity.

17. Reservation of Rights. The failure of any Party at any time hereafter to require strict performance by any other Party of any of the terms, conditions, representations, warranties, covenants and agreements specified in this Agreement shall not waive, affect or diminish any right of the Party failing to require strict performance to demand strict compliance and performance therewith and with respect to any of the terms, conditions, representations, warranties, covenants and agreements specified in this Agreement, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the terms, conditions, representations, warranties, covenants and agreements specified in this Agreement shall be deemed to have been waived by any act or knowledge of any Party, and any such waiver shall be made only by an instrument in writing, signed by the waiving Party and directed to the non-waiving Party specifying such waiver. Each Party reserves such Party’s rights to insist upon strict compliance with the terms and conditions of this Agreement at all times.

18. Choice of Law and Consent to Jurisdiction. This Agreement and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the Parties, shall be governed by, and resolved in accordance with, the laws of the State of Nevada without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated exclusively in courts having situs within the jurisdiction of Clark County, Nevada.

19. Counterpart Signatures. The signatures of the Parties may be affixed to one copy or to counterpart copies of this Agreement and when all such copies are received, and signed by all the Parties, those copies shall constitute one agreement which is not otherwise separable or divisible. For purposes of executing this Agreement, an electronic and/or scanned signature shall have the force and effect of a manual signature.

20. Consent to Agreement. By executing this Agreement, each Party, for himself, herself and itself represents such Party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such Party as specified in this Agreement.

21. Confidentiality. Neither Party shall issue or make any oral or written statement to the press, or to any form of public media, or to any third party which relates in any manner to the Dispute which is the subject of this Agreement or the existence of or terms of this Agreement, nor shall they discuss or disclose with any third party, in any manner whatsoever, the facts or allegations giving rise to the Dispute, this Agreement, or the terms and conditions of this Agreement, except to the extent that such disclosure is legally compelled, made in response to regulatory inquiry, or to the extent that such disclosure is reasonably required by their tax advisors, accountants and attorneys, who shall be obligated by the respective Party to treat such information confidentially in a manner similar to the manner provided herein. It is expressly understood and acknowledged by Lin that the Company shall be required to make certain disclosures regarding the Dispute, this Agreement and the Settlement Shares, to the SEC, and none of such disclosures shall be deemed a violation of this Section 21.

22. English Language Version Governs. This official version of this Agreement is this English language version. Any translation of this Agreement into Chinese is done as an accommodation only and shall not be considered the official version of this Agreement for any purpose, including without limitation, for purposes of interpretation and/or enforcement. In the event of any conflict between the English language version of this Agreement and any Chinese version of this Agreement, the English language version of this Agreement shall govern.

IN WITNESS THEREOF, each of the undersigned Parties has executed this Agreement as of the Effective Date.

GENUFOOD ENERGY ENZYMES CORP.

By	/s/ Kuang Ming Tsai 2019-10-18
Kuang Ming (James) Tsai
Title:	President and Chief Executive Officer

/s/ Jui Pin Lin 2019-10-18
Jui Pin (John) Lin